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                                                               Exhibit 4 (f) (6)


                    AMENDMENT NO. 1 TO CONTRIBUTION AGREEMENT


         This AMENDMENT NO. 1 TO CONTRIBUTION AGREEMENT ("Amendment No. 1"), dated as of June 30, 1999, is made between CREDIT ACCEPTANCE CORPORATION, a Michigan corporation ("CAC") and CAC FUNDING CORP., a Nevada corporation ("Funding").

         On July 7, 1998, CAC and Funding entered into a Contribution Agreement pursuant to which CAC did assign, transfer and convey to Funding a pool of Loans constituting the Contributed Property, and Funding did use such loans as collateral to obtain financing from unrelated parties. Funding now desires to acquire additional Loans and related property from CAC identified herein, including CAC's rights in the Dealer Agreements and Contracts securing payment of such Loans and the Collections derived therefrom during the full term of this Agreement, and CAC desires to transfer, convey and assign such additional Loans and related property to Funding upon the terms and conditions hereinafter set forth. CAC has agreed to service the Loans and related property to be transferred, conveyed and assigned to Funding.

         In consideration of the premises and the mutual agreements set forth herein, it is hereby agreed by and between CAC and Funding as follows:

         SECTION 1. Definitions. All capitalized terms used herein shall have the meanings specified in the Contribution Agreement or, if not so specified, the meaning specified in, or incorporated by reference into, the Security Agreement or the Note Purchase Agreement, as the same may be amended through the date hereof, and shall include in the singular number the plural and in the plural number the singular. All accounting terms not specifically defined herein or therein shall be construed in accordance with GAAP. All terms used in Article 9 of the Relevant UCC, and not specifically defined herein, are used herein as defined in such Article 9. In addition, the following capitalized terms shall have the meanings shown in this Section:

         "Additional Contributed Property" means (i) all Loans, including, without limitation, all monies due or to become due, and all monies received, with respect thereto on or after the Cut-Off Date and all Related Security therefor (including all of CAC's right, title and interest in and to the vehicle retail installment sales contracts identified on Exhibit A attached hereto),
(ii) all Records with respect to the Loans, (iii) all of CAC's right, title and interest in and to a business interruption insurance policy number 496-30-11-13 issued by Atlantic Mutual Insurance Company, (iv) all Collections and (v) and all proceeds (including "proceeds" as defined in the UCC) of any of the foregoing.

         "Closing Date" means June 30, 1999.

         "Contribution Agreement" means the Contribution Agreement between CAC and Funding dated July 7, 1998.

         "Cut-Off Date" means June 30, 1999.



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         "Loans" shall mean all amounts owing to CAC on account of advances made by CAC pursuant to Dealer Agreements entered into between CAC and a new or used automobile and/or light-duty truck dealer, including servicing charges, insurance charges and service policies and all related finance charges, late charges, and all other fees and charges charged to any such dealer, which Loans are related to those vehicle retail installment sales contracts identified on Exhibit A attached hereto and are payable from Collections.

         SECTION 2. Contribution and Sale of Additional Contributed Property.
(a) Upon the terms and subject to the conditions set forth herein (i) CAC hereby assigns, transfers and conveys to Funding, and Funding hereby accepts from CAC, on the terms and subject to the conditions specifically set forth herein, all of CAC's right, title and interest, in, to and under the Additional Contributed Property conveyed on the Closing Date. Such sale, assignment, transfer and conveyance does not constitute an assumption by Funding of any obligations of CAC or any other Person to Obligors or to any other Person in connection with the Loans or under any Related Security, Dealer Agreement or other agreement and instrument relating to the Loans.

     (b) In connection with any such foregoing conveyance, CAC agrees to record and file on or prior to the Closing Date, at its own expense, a financing statement or statements with respect to the Additional Contributed Property conveyed by CAC hereunder meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect and protect the interests of Funding created hereby under the Relevant UCC (subject, in the case of Related Security constituting returned inventory, to the applicable provisions of Section 9-306 of the Relevant UCC) against all creditors of and purchasers from CAC, and to deliver either the originals of such financing statements or a file-stamped copy of such financing statements or other evidence of such filings to Funding on the Closing Date.

     (c) CAC agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents and take all actions as may be necessary or as Funding may reasonably request in order to perfect or protect the interest of Funding in the Loans and other Additional Contributed Property purchased hereunder or to enable Funding to exercise or enforce any of its rights hereunder. CAC shall, upon request of Funding, obtain such additional search reports as Funding shall request. To the fullest extent permitted by applicable law, Funding shall be permitted to sign and file continuation statements and amendments thereto and assignments thereof without CAC's signature. Carbon, photographic or other reproduction of this Agreement or any financing statement shall be sufficient as a financing statement.

     (d) It is the express intent of CAC and Funding that the conveyance of the Loans and other Additional Contributed Property by CAC to Funding pursuant to this Amendment No. 1 be construed as a complete transfer of such Loans and other Additional Contributed Property by CAC to Funding. Further, it is not the intention of CAC and Funding that such conveyance be deemed a grant of a security interest in the Loans and other Additional Contributed Property by CAC to Funding to secure a debt or other obligation of CAC. However, in the event that, notwithstanding the express intent of the parties, the Loans and other Additional Contributed Property are construed


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to constitute property of CAC, then (i) this Amendment No. 1 also shall be deemed to be, and hereby is, a security agreement within the meaning of the Relevant UCC; and (ii) the conveyance by CAC provided for in this Amendment No. 1 shall be deemed to be, and CAC hereby grants to Funding, a security interest in, to and under all of CAC's right, title and interest in, to and under the Additional Contributed Property, to secure the rights of Funding set forth in this Amendment No. 1 or as may be determined in connection therewith by applicable law. CAC and Funding shall, to the extent consistent with this Amendment No. 1, take such actions as may be necessary to ensure that, if this Amendment No. 1 were deemed to create a security interest in the Loans and other Additional Contributed Property, such security interest would be deemed to be a perfected security interest in favor of Funding under applicable law and will be maintained as such throughout the term of this Agreement.

         (e) In connection with such conveyance, CAC agrees to deliver to Funding on the Closing Date, one or more computer files or microfiche lists containing true and complete lists of all Dealer Agreements and Loans conveyed to Funding on the Closing Date, and all Contracts securing all such Loans, identified by account number, dealer number, and pool number and Outstanding Balance as of the Cut-Off Date. Such file or list shall be marked as Exhibit A to this Amendment No. 1, shall be delivered to Funding as confidential and proprietary, and is hereby incorporated into and made a part of this Amendment No. 1.

         SECTION 3. Consideration. The consideration for the Loans and other Additional Contributed Property conveyed on the Closing Date to Funding by CAC under this Amendment No. 1 shall be reflected as by a credit on the books and records of Funding of an amount of additional contributed capital in the form of shareholders' equity with respect to the Shares previously issued to CAC, which amount shall be equal to the aggregate principal amount of the Loans as of the Cut-Off Date that are contributed by CAC to Funding on the Closing Date.

         SECTION 4. Representations and Warranties. CAC represents and warrants to Funding as of the Closing Date that:

                  (a) Corporate Existence and Power. CAC is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted. CAC is duly qualified to do business in, and is in good standing in, every other jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to be so qualified or in good standing would not have a material adverse effect.

                  (b) Corporate and Governmental Authorization; Contravention. The execution, delivery and performance by CAC of this Amendment No. 1 are within its corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any Official Body or official thereof (except for the filing by Seller


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of UCC financing statements as required by this Amendment No. 1), and do not contravene, or constitute a default under, any provision of applicable law, rule or regulation or of the Articles of Incorporation or Bylaws or of any agreement, judgment, injunction, order, writ, decree or other instrument binding upon CAC, or result in the creation or imposition of any Adverse Claim on the assets of CAC or any of its subsidiaries (except those created by this Agreement).

     (c) Binding Effect. This Amendment No. 1 constitutes the legal, valid and binding obligation of CAC, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally.

     (d) Perfection. CAC is the owner of all of the Loans and the other Additional Contributed Property, free and clear of all Adverse Claims. On or prior to the Closing Date, all financing statements and other documents required to be recorded or filed in order to perfect and protect the ownership interest of Funding in and to the Loans and the other Additional Contributed Property against all creditors of and purchasers from CAC will have been duly filed in each filing office necessary for such purpose and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full.

     (e) Accuracy of Information. All information heretofore furnished by CAC to Funding, the Agent, Kitty Hawk and any Bank Investor for purposes of or in connection with this Amendment No. 1 and the Contribution Agreement or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by CAC to Funding, the Agent, Kitty Hawk and any Bank Investor will be, true and accurate in every material respect, on the date such information is stated or certified.

     (f) Tax Status. CAC has filed all material tax returns (federal, state and local) required to be filed and has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges.

     (g) Action, Suits. There are no actions, suits or proceedings pending, or to the knowledge of CAC, threatened against or affecting CAC or any Affiliate of CAC or its properties, in or before any court, arbitrator or other body, which may, individually or in the aggregate, have a material adverse effect on CAC or the Additional Contributed Property.

     (h) Place of Business. The principal place of business and chief executive office of CAC is in Southfield, Michigan, and the office where CAC keeps all of its Records is at the address listed in Section 9.3 of the Contribution Agreement, or such other locations notified to Funding in accordance with the Contribution Agreement in jurisdictions where all actions required by the terms of this Amendment No. 1 and the Contribution Agreement have been taken and completed.


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     (i)    Good Title. Upon the contribution of the Loans and related property to Funding pursuant to this Amendment No. 1, Funding shall acquire all of CAC's ownership and other interest in each Loan (and in the Related Security, Collections and proceeds with respect thereto) and in the Related Security, Collections and proceeds with respect thereto, in each case free and clear of any Adverse Claim.

     (j) Tradenames, Etc. As of the date hereof CAC has not, within the last five (5) years, operated under any tradenames other than its corporate name, nor has it changed its name, merged with or into or consolidated with any other corporation or been the subject of any proceeding under Title 11, United States Code (Bankruptcy).

     (k) Nature of Loans, Contracts. Each Loan represented by CAC to be an Eligible Loan, or included in the calculation of the Aggregate Outstanding Eligible Loan Balance, at the time of such representation, or at the time of such calculation, as applicable, in fact satisfies the definition of "Eligible Loan" set forth in the Security Agreement. Each Contract classified as an "Eligible Contract" (or included in any aggregation of balances of "Eligible Contracts") by CAC satisfies at the time of such classification the definition of "Eligible Contract" set forth in the Security Agreement.

     (l) Amount of Loans. As of the Cut-Off Date, as reported in the loan servicing system of CAC, the Aggregate Outstanding Eligible Loan Balance was not
less than $            .   .

     (m) Collection Guidelines. Since July 7, 1998, there have been no material changes in the Collection Guidelines other than as permitted hereunder and under the Security Agreement. Since such date, no material adverse change has occurred in the overall rate of collection of the Loans.

     (n) Collections and Servicing. Since July 7, 1998, there has been no material adverse change in the ability of the Servicer to service and collect the Loans.

     (o) Not an Investment Company. CAC is not, and is not controlled by, an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or each is exempt from all provisions of such Act.

     (p) ERISA. Each of CAC and its ERISA Affiliates is in compliance in all material respects with ERISA and no lien exists in favor of the Pension Benefit Guaranty Corporation on any of the Loans.

     (q) Bulk Sales. No transaction contemplated by this Amendment No. 1 requires compliance with any bulk sales act or similar law.


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                  (r) Preference; Voidability. The transfer of the Loans,
         Collections, Related Security and other Additional Contributed Property by the Servicer to Funding, has not been made for or on account of an antecedent debt owed by Funding to CAC, or by CAC to Funding, and neither of such transfers is or may be voidable under any Section of the Bankruptcy Reform Act of 1978 (11 U.S.C. SECTION 101 et seq.), as amended. After giving effect to the transfer of the Additional Contributed Property hereunder, CAC will not be insolvent.

                  (s) Consents, Licenses, Approvals. With respect to each Dealer Agreement and each Loan and Contract and all other Additional Contributed Property, all consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by CAC, in connection with the conveyance of such Loan, Contract or other Additional Contributed Property to Funding have been duly obtained, effected or given and are in full force and effect.

                  (t) Exhibit A. Exhibit A to this Amendment No. 1 is and will be an accurate and complete listing of all Dealer Agreements and Loans in all material respects and all Contracts securing such Loans on the date each such Dealer Agreement, Contract and Loan was added to Exhibit A, and the information contained therein with respect to the identity of such Dealer Agreements and Loans and all Contracts securing such Loans and the Outstanding Balances thereunder and under the related Contracts is and will be true and correct in all material respects as of each such date.

                  (u) Adverse Selection. No selection procedure believed by CAC to be adverse to the interests of Funding has been or will be used in selecting the Dealer Agreements or the Loans (it being expressly understood that the Loans consist of closed pools of Loans under the related Dealer Agreements).

                  (v) Use of Proceeds. No proceeds of any contribution hereunder will be used for a purpose that violates, or would be inconsistent with, Regulations T, U or X promulgated by the Board of Governors of the Federal Reserve System.

The representations and warranties set forth in this Section 4 shall survive the conveyance of the Additional Contributed Property to Funding, and termination of the rights and obligations of Funding and CAC under this Amendment No. 1. Upon discovery by Funding or CAC of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other within three Business Days of such discovery.

         SECTION 5. Reaffirmation of Covenants, etc. CAC and Funding each reaffirm to the other the covenants, undertakings, agreements and obligations set forth in Articles V and VI of the Contribution Agreement as is the same were set forth herein in full and made applicable to the Additional Contributed Property.


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         SECTION 6.  Effectiveness.  This Amendment No. 1 shall become effective on June 30, 1999.

         SECTION 7. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MICHIGAN.

         SECTION 8. Counterparts. This Amendment No. 1 may be executed in two or more counterparts including telecopy transmission thereof (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

         SECTION 9. Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

         SECTION 10. Ratification. Except as expressly affected by the provisions hereof, the Contribution Agreement, as amended hereby, shall remain in full force and effect in accordance with its terms and is hereby ratified and confirmed by the parties hereto. On and after the date hereof, each reference in the Contribution Agreement to "this Agreement", "hereunder", "herein" or words of like import shall mean and be a reference to the Contribution Agreement as amended by this Amendment No. 1.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]



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         IN WITNESS WHEREOF, Funding and CAC each have caused this Amendment No.
1 to the Contribution Agreement to be duly executed by their respective officers as of the day and year first above written.

                                            CAC FUNDING CORP.


                                            By:     /S/ Douglas W. Busk
                                               ---------------------------------
                                            Name:   Douglas W. Busk
                                                 -------------------------------
                                            Title:  Treasurer
                                                  ------------------------------



                                            CREDIT ACCEPTANCE CORPORATION,
                                             individually and as Servicer


                                            By:     /S/ Douglas W. Busk
                                               ---------------------------------
                                            Name:   Douglas W. Busk
                                                 -------------------------------
                                            Title:  Treasurer
                                                  ------------------------------

Acknowledged and agreed as
of the date first above written:

KITTY HAWK FUNDING CORPORATION


By:      /S/ Richard L. Taiano
   ---------------------------
Name:    Richard L. Taiano
     -------------------------
Title:   Vice President
     -------------------------


NATIONSBANK, N.A., as Agent


By:      /S/ Brian D. Krum
   ---------------------------
Name:    Brian D. Krum
     -------------------------
Title:   Vice President
      ------------------------







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